STOCK PURCHASE AGREEMENT

                                      AMONG

                          SCIENCE DYNAMICS CORPORATION

                                       AND

                      SYSTEMS MANAGEMENT ENGINEERING, INC.

                                       AND

            THE SHAREHOLDERS OF SYSTEMS MANAGEMENT ENGINEERING, INC.
                          SET FORTH ON EXHIBIT A HERETO




                          Dated as of December 16, 2004





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                                TABLE OF CONTENTS


Section                                                                                                        Page

ARTICLE I SALE AND PURCHASE OF SHARES.............................................................................1
   1.1    Sale and Purchase of Shares.............................................................................1

ARTICLE II PURCHASE PRICE AND PAYMENT.............................................................................1
   2.1    Amount of Purchase Price; Payment of Purchase Price.....................................................1

ARTICLE III CLOSING AND TERMINATION...............................................................................3
   3.1    Closing Date............................................................................................3
   3.2    Termination of Agreement................................................................................3
   3.3    Procedure Upon Termination..............................................................................3
   3.4    Effect of Termination...................................................................................4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS..........................................................4
   4.1    Organization and Good Standing..........................................................................4
   4.2    Authorization of Agreement..............................................................................4
   4.3    Capitalization..........................................................................................5
   4.4    Subsidiaries............................................................................................5
   4.5    Corporate Records.......................................................................................6
   4.6    Conflicts; Consents of Third Parties....................................................................6
   4.7    Ownership and Transfer of Shares........................................................................6
   4.8    Financial Statements....................................................................................7
   4.9    No Undisclosed Liabilities..............................................................................7
   4.10   Absence of Certain Developments.........................................................................7
   4.11   Taxes...................................................................................................9
   4.12   Real Property..........................................................................................10
   4.13   Tangible Personal Property.............................................................................10
   4.14   Intangible Property....................................................................................11
   4.15   Material Contracts.....................................................................................12
   4.16   Employee Benefits......................................................................................12
   4.17   Labor..................................................................................................13
   4.18   Litigation.............................................................................................14
   4.19   Compliance with Laws; Permits..........................................................................14
   4.20   Environmental Matters..................................................................................14
   4.21   Insurance..............................................................................................15
   4.22   Inventories; Receivables; Payables.....................................................................15
   4.23   Related Party Transactions.............................................................................15
   4.24   Banks..................................................................................................16
   4.25   No Misrepresentation...................................................................................16
   4.26   Investment Intent......................................................................................16
   4.27   Financial Advisors.....................................................................................16

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   4.28   Accreditation..........................................................................................17
   4.29   Investment Experience; Suitability.....................................................................17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................17
   5.1    Organization and Good Standing.........................................................................17
   5.2    Authorization of Agreement.............................................................................17
   5.3    Conflicts; Consents of Third Parties...................................................................18
   5.4    Litigation.............................................................................................18
   5.5    Investment Intention...................................................................................18
   5.6    Financial Advisors.....................................................................................18
   5.7    Taxes..................................................................................................18
   5.8    Compliance with Laws; Permits..........................................................................19
   5.9    Environmental Matters..................................................................................20
   5.10   No Misrepresentation...................................................................................20

ARTICLE VI COVENANTS.............................................................................................20
   6.1    Access to Information..................................................................................20
   6.2    Conduct of the Business Pending the Closing............................................................21
   6.3    Consents...............................................................................................23
   6.4    Other Actions..........................................................................................23
   6.5    No Solicitation........................................................................................23
   6.6    Preservation of Records................................................................................24
   6.7    Publicity..............................................................................................24
   6.8    Use of Name............................................................................................24
   6.9    Employment Agreements; Options.........................................................................24
   6.10   Board of Directors.....................................................................................25
   6.11   Financial Statements...................................................................................25
   6.12   Tax Election...........................................................................................25
   6.13   Operation of Business of the Company After Closing.....................................................25

ARTICLE VII CONDITIONS TO CLOSING................................................................................25
   7.1    Conditions Precedent to Obligations of Purchaser.......................................................25
   7.2    Conditions Precedent to Obligations of the Sellers.....................................................27

ARTICLE VIII DOCUMENTS TO BE DELIVERED...........................................................................28
   8.1    Documents to be Delivered by the Sellers...............................................................28
   8.2    Documents to be Delivered by the Purchaser.............................................................28

ARTICLE IX INDEMNIFICATION.......................................................................................29
   9.1    Indemnification........................................................................................29
   9.2    Limitations on Indemnification for Breaches of Representations and Warranties..........................30
   9.3    Indemnification Procedures.............................................................................30
   9.4    Tax Treatment of Indemnity Payments....................................................................31

ARTICLE X MISCELLANEOUS..........................................................................................31
   10.1   Payment of Sales, Use or Similar Taxes.................................................................31

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   10.2   Survival of Representations and Warranties.............................................................31
   10.3   Expenses...............................................................................................32
   10.4   Specific Performance...................................................................................32
   10.5   Further Assurances.....................................................................................32
   10.6   Submission to Jurisdiction; Consent to Service of Process..............................................32
   10.7   Entire Agreement; Amendment and Waivers................................................................32
   10.8   Governing Law..........................................................................................33
   10.9   Table of Contents and Headings.........................................................................33
   10.10  Notices................................................................................................33
   10.11  Severability...........................................................................................34
   10.12  Binding Effect; Assignment.............................................................................34
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                                       iii

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                            STOCK PURCHASE AGREEMENT


STOCK PURCHASE AGREEMENT, dated as of December 16, 2004 (the "Agreement"), among Science Dynamics Corporation, a corporation existing under the laws of Delaware (the "Purchaser"), Systems Management Engineering, Inc., a corporation existing under the laws of the Commonwealth of Virginia (the "Company"), and the shareholders of the Company identified on Exhibit A, attached hereto (collectively the "Sellers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Sellers own an aggregate of 3,612,500 shares of common stock and 345,000 shares issuable upon the exercise of vested stock options prior to the Closing Date, $.01 par value (the "Shares"), of the Company, which Shares constitute approximately seventy-seven percent (77%) of the issued and outstanding shares of capital stock of the Company on a fully diluted basis; and

          WHEREAS, the Sellers desire to sell to Purchaser, the Purchaser desires to purchase from the Sellers, the Shares for the purchase price and upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   Article I
                           SALE AND PURCHASE OF SHARES

          1.1       Sale and Purchase of Shares.

          Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each Seller, the Shares of such Seller set forth below such Seller's name on Exhibit A hereto. The purchase and sale of the Shares pursuant to this Agreement shall be effective as of the close of business on or before sixty (60) days after the date of this Agreement (the "Effective Time").

                                   Article II
                           PURCHASE PRICE AND PAYMENT

          2.1       Amount  of  Purchase  Price;   Payment  of  Purchase  Price.

          (a) The aggregate initial purchase price for the Shares shall be an amount equal to $3,080,000 (the "Initial Purchase Price"). $1,540,000 of the Initial Purchase Price shall be paid in cash on the Closing Date to the Sellers which shall be paid by the delivery to Sellers of certified or bank cashier's checks, or at the Sellers' option, by wire transfer of immediately available

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funds into accounts  designated  by Sellers and  allocated  among the Sellers in accordance with their pro rata ownership of the Shares as set forth in Exhibit A hereto. The remaining $1,540,000 of the Initial Purchase Price shall be paid by the issuance to the Sellers within fifteen (15) business days after the Closing Date of such number of the Purchaser's common stock equal to $1,540,000 divided by ten cents ($0.10). (the "Purchase Shares").

          (b) Purchaser shall cause an audit to be completed on the Company's financial statements for the twelve (12) month period ending December 31, 2005 no later than March 31, 2006. Purchaser shall pay Sellers up to an additional $1,540,000 (the "Additional Purchase Price") upon the Company reaching the following goals for the twelve (12) month period ending December 31, 2005, where "EBITDA" represents earnings before interest, tax, depreciation and amortization, and before any marketing and/or selling expenses which have been incurred in connection with the Company's technology products and which marketing and/or selling expenses have been incurred in accordance with the budget mutually approved by Purchaser and the Sellers and attached hereto as
Schedule 2.1(b):

               (i) If the Company's EBITDA is less than $500,000, then Purchaser shall not be obligated to pay any Additional Purchase Price to Sellers;

               (ii) If the Company's EBITDA is equal to or greater than $500,000 and less than $750,000, the Purchaser shall pay Sellers and Additional Purchase Price equal to $192,500;

               (iii) If the Company's EBITDA is equal to or greater than $750,000 and less than $1,000,000, the Purchaser shall pay Sellers an Additional Purchase Price equal to $385,000;

               (iv) If the Company's EBITDA is equal to or greater than $1,000,000 and less than $1,250,000, the Purchaser shall pay Sellers an Additional Purchase Price equal to $577,500;

               (v) If the Company's EBITDA is equal to or greater than $1,250,000 and less than $1,500,000, the Purchaser shall pay Sellers an Additional Purchase Price equal to $770,000; and

               (vi) If the Company's EBITDA is equal to or greater than $1,500,000, the Purchaser shall pay Sellers an Additional Purchase Price equal to $1,540,000.

          The Additional Purchase Price, if any, shall be paid to the Sellers in cash no later than fifteen (15) business days after March 31, 2006, which shall be paid by the delivery to Sellers of certified or bank cashier's checks, or at the Sellers' option, by wire transfer of immediately available funds into accounts designated by Sellers and allocated among the Sellers in accordance with their pro rata ownership of the Shares as set forth in Exhibit A hereto. In the event that any payments due under this Section 2.1(b) are not made, Sellers may deliver written notice of such fact to Purchaser in accordance with Section
10.10 hereof and Purchaser shall have ten (10) calendar days from the date that it receives such notice to cure the nonpayment. If Purchaser does not cure any

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nonpayment in accordance  with this Section  2.1(b),  then: (A) Purchaser  shall immediately issue to Sellers such number of shares of Purchaser's common stock equal to the Additional Purchase Price divided by eighty-five percent (85%) of the average daily weighted volume average price of Purchaser's common stock for the fifteen (15) trading days prior to March 31, 2006; and (B) Sellers shall have the right to appoint one natural person to Purchaser's board of directors for a period of one year.

                                  Article III
                             CLOSING AND TERMINATION

          3.1       Closing Date.

          Subject to the  satisfaction  of the  conditions set forth in Sections
7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in
Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP located at 1065 Avenue of the Americas, New York, New York 10018 (or at such other place as the parties may designate in writing) on or before sixty (60) days after the date of this Agreement, or on such other date as the Sellers and the Purchaser may designate in writing. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

          3.2       Termination of Agreement.

                    This Agreement may be terminated prior to the Closing as follows:

          (a) At the election of the Sellers or the Purchaser on or after November 30, 2004, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

          (b) by mutual written consent of the Sellers and the Purchaser;

          (c) by written notice of the Purchaser if the Company's balance sheet as of the Closing Date, prepared in accordance with United States generally accepted accounting principles does not reflect a shareholders' equity (assets less liabilities) equal to or greater than $273,000; or

          (d) by the Sellers or the Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence).

          3.3       Procedure Upon Termination.

          In the event of termination and abandonment by the Purchaser or the Sellers, or both, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Sellers. If this Agreement is terminated


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as provided  herein each party shall  redeliver all  documents,  work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

          3.4       Effect of Termination.

          In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Company or any Seller; provided, however, that the obligations of the parties set forth in
Section 10.4 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 3.4 shall relieve the Purchaser or any Seller of any liability for a breach of this Agreement.

                                   Article IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                    Sellers jointly and severally, represent and warrant to the Purchaser that:

          4.1       Organization and Good Standing.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of Company and any subsidiaries taken as a whole ("Material Adverse Effect").

          4.2       Authorization of Agreement.

          Sellers have all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).



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          4.3       Capitalization.

          (a) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.01 par value per share (the "Common Stock"). As of the date hereof, there are 4,570,000 shares of Common Stock issued and outstanding and 5,430,000 shares of Common Stock are held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

          (b) Except as set forth in the attached Schedule 4.3, there is no existing option, warrant, call, right, commitment or other agreement of any character to which any Seller or the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. None of the Sellers nor the Company is a party to any voting trust or other voting agreement with respect to any of the shares of Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

          4.4       Subsidiaries.

          Schedule 4.4 hereto sets forth the name of each subsidiary of the Company (each a "Subsidiary"), and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company are owned by it free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever, except as set forth in
Schedule 4.4 hereto. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary or other equity security of any Subsidiary. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its reorganization and is duly qualified to do business and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except where a failure to be so qualified would not have a Material Adverse Effect on the business, assets or financial condition of Company and its Subsidiaries taken as a whole. Each Subsidiary has all requisite corporate power and authority to own its properties and carry on its business as presently conducted.

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          4.5       Corporate Records.

          (a) The Sellers have delivered to the Purchaser true, correct and complete copies of the articles of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Company and each of its Subsidiaries.

          (b) The minute books of the Company and each Subsidiary previously made available to the Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company and its Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and its Subsidiaries previously made available to the Purchaser are true, correct and complete.

          4.6       Conflicts; Consents of Third Parties.

          (a) None of the execution and delivery by any Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws or comparable organizational documents of the Company or any Subsidiary; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company or any Subsidiary is bound; or (iv) result in the creation of any lien, charge or encumbrance or any kind or nature ("Lien") upon the properties or assets of the Company or any Subsidiary except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of any Seller, the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by each Seller or the Company as the case may be, with any of the provisions hereof or thereof.

          4.7       Ownership and Transfer of Shares.

          Each Seller is the record and beneficial owner of the Shares indicated as being owned by such Seller on Exhibit A, free and clear of any and all Liens. Each Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens.



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          4.8       Financial Statements.

          The Sellers have delivered to the Purchaser copies of (i) the unaudited balance sheets of the Company as at December 31, 2003 and 2002, and the related statements of income and accumulated deficit and of cash flows of the Company for the years then ended and (ii) the unaudited balance sheet of the Company as at September 30, 2004, and the related statements of income and accumulated deficit and of cash flows of the Company for the six month period then ended (such statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with generally accepted accounting principles ("GAAP") (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated.

          For the purposes hereof, the balance sheet of the Company as at September 30, 2004 is referred to as the "Balance Sheet" and September 30, 2004 is referred to as the "Balance Sheet Date."

          4.9       No Undisclosed Liabilities.

          Neither the Company nor any Subsidiary has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

          4.10      Absence  of  Certain   Developments.   Except  as  expressly
                    contemplated by this Agreement or as set forth on Schedule 4.10, since the Balance Sheet Date:

               (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

               (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or any Subsidiary having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

               (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by any Seller or the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any Subsidiary;

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               (iv) neither the Company nor any  Subsidiary  has awarded or paid any bonuses to employees of the Company or any Subsidiary with respect to the fiscal year ended December 31, 2003, except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay,
termination  pay,  vacation  pay,  company  awards,   salary   continuation  for
disability,  sick  leave,  deferred  compensation,   bonus  or  other  incentive
compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company and its Subsidiaries taken as a whole);

               (v) there has not been any change by the Company or any Subsidiary in accounting or tax reporting principles, methods or policies;

               (vi) neither the Company nor any Subsidiary has entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

               (vii) neither the Company nor any Subsidiary has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

               (viii) neither the Company nor any Subsidiary has made any loans, advances or capital contributions to, or investments in, any person or entity or paid any fees or expenses to any Seller or any affiliate of any Seller;

               (ix) neither the Company nor any Subsidiary has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or any Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

               (x) neither the Company nor any Subsidiary has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole;

               (xi) neither the Company nor any Subsidiary has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole;

               (xii) neither the Company nor any Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of $20,000 individually or $40,000 in the aggregate;

               (xiii) neither the Company nor any Subsidiary has instituted or settled any material legal proceeding; and

               (xiv) none of the Sellers nor the Company has agreed to do anything set forth in this Section 4.10.

          4.11      Taxes.


          (a) Except as set forth on Schedule 4.11, (A) all material tax returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such tax returns were true, complete and correct in all material respects; (B) all amounts shown on such tax returns (including interest and penalties) as due from the Company have been fully and timely paid, and adequate reserves or accruals for taxes have been provided in the Balance Sheet with respect to any period for which tax returns have not yet been filed or for which taxes are not yet due and owing; and (C) the Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any tax matter is currently in force.

          (b) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) Purchaser has received complete copies of (A) all material federal, state, local and foreign income or franchise tax returns of the Company relating to the taxable periods since January 1, 1996, and (B) any audit report issued within the last three years relating to any material Taxes due from or with respect to the Company its income, assets or operations. All income and franchise tax returns filed by or on behalf of the Company for the taxable years ended on the respective dates set forth on Schedule 4.11 have been examined by the relevant taxing authority or the statute of limitations with respect to such tax returns has expired.

          (d) Schedule 4.11 lists all material types of taxes paid and material types of tax returns filed by or on behalf of the Company. Except as set forth on Schedule 4.11, no claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

          (e) Except as set forth on Schedule 4.11, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the tax returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have the Sellers or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

          (f) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

          (g) There are no liens as a result of any unpaid taxes upon any of the assets of the Company.

          4.12      Real Property.

          (a) Schedule 4.12(a) sets forth a complete list of all real property and interests in real property leased by the Company and its Subsidiaries (individually, a "Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and neither the Company nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

          (b) The Company and its Subsidiaries have all material certificates of occupancy and permits of any governmental body necessary or useful for the current use and operation of each Company Property, and the Company and its Subsidiaries have fully complied with all material conditions of the permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any permit.

          4.13      Tangible Personal Property.

          (a) Schedule 4.13(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

          (b) The Company and each of its Subsidiaries have a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Company or any of its Subsidiaries or, to the best knowledge of the Sellers, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

          (c) The Company and its Subsidiaries have good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, other than as set forth on Schedule 4.13. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

          (d) All of the items of tangible personal property used by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

          4.14      Intangible Property.

          Schedule 4.14 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by Company and/or its Subsidiaries as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and neither the Sellers, nor the Company nor any Subsidiary has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Company and each of its Subsidiaries possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and neither the Company nor any of its Subsidiaries has forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. Neither the Company nor any of its Subsidiaries is under any obligation to pay any royalties or similar payments in connection with any license to any Seller or any affiliate thereof.

          4.15      Material Contracts.

          Schedule 4.15 sets forth all of the following contracts, agreements, commitments ("Contracts") to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any the Seller or any current officer or director of the Company or any of its Subsidiaries; (ii) Contracts with any labor union or association representing any employee of the Company or any of its Subsidiaries; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) material Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any person or entity in any geographical area or covenants of any other person or entity not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other person or entity ; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $50,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Purchaser, its affiliates and their representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 4.15, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.15, neither the Company nor any Subsidiary is in default in any material respect under any Material Contracts, nor, to the knowledge of any Seller, is any other party to any Material Contract in default thereunder in any material respect.

          4.16      Employee Benefits.

          (a) Schedule 4.16(a) sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute thereunder with respect to employees of the Company ("Employee Benefit Plans") and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, maintained by the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Company under Section 414(b), (c), (m) or (o) of ERISA ("ERISA Affiliate") or to which the Company, any of its Subsidiaries or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans").

          (b) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of ERISA.

          (c) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

          (d) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been delivered to the Purchaser: (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three years, (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

          4.17      Labor.

          (a) Except as set forth on Schedule 4.17(a), neither the Company nor any of its Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries. The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 4.17(a), together with all amendments, modifications or supplements thereto.

          (b) Except as set forth on Schedule 4.17(b), no employees of the Company or any of its Subsidiaries are represented by any labor organization. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Sellers, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any of its Subsidiaries pending or, to the best knowledge of any Seller, threatened by any labor organization or group of employees of the Company or any of its Subsidiaries.

          (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Seller, threatened against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of any Seller, threatened by or on behalf of any employee or group of employees of the Company.

          4.18      Litigation.

          Except as set forth in Schedule 4.18, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Sellers or the Company, overtly threatened against the Company or any of its Subsidiaries (or to the knowledge of the Sellers or the Company, pending or threatened, against any of the officers, directors or key employees of the Company or any of its Subsidiaries with respect to their business activities on behalf of the Company), or to which the Sellers or the Company or any of its Subsidiaries is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Sellers nor the Company is there any reasonable basis for any such action, proceeding, or investigation. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and neither the Company nor any Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it.

          4.19      Compliance with Laws; Permits.

          The Company and each of its Subsidiaries is in compliance with all Laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries or the use of their respective properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all governmental permits and approvals from state, federal or local authorities which are required for the Company and each of its Subsidiaries to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          4.20      Environmental Matters.

          Except as set forth on Schedule 4.20 hereto:

          (a) the operations of the Company and each of its Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity ("Environmental Laws") and all permits issued pursuant to Environmental Laws or otherwise;

          (b) the Company and each of its Subsidiaries has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

          (c) neither the Company nor any of its Subsidiaries is the subject of any outstanding written order or Contract with any governmental authority, person or entity respecting Environmental Laws or any violation or potential violations thereof;

          (d) neither the Company nor any of its Subsidiaries has received any written communication alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

          4.21      Insurance.

          Schedule 4.21 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company or any of its Subsidiaries or any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Sellers' knowledge, neither the Company nor any of its Subsidiaries is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          4.22      Inventories; Receivables; Payables.

          (a) The inventories of the Company and its Subsidiaries are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected in the Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

          (b) All accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Company and its Subsidiaries reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

          (c) All accounts payable of the Company and its Subsidiaries reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

          4.23      Related Party Transactions.

          Except as set forth on Schedule 4.23, neither the Sellers nor any of their respective affiliates has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or and Subsidiary.

Except as set forth in Schedule 4.23, neither the Sellers, the Company, any Subsidiary of the Company, any affiliate of the Company or the Sellers nor any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any person or entity which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries, or (C) a participant in any transaction to which the Company or any of its Subsidiaries is a party or (ii) is a party to any Contract with the Company or any of its Subsidiaries.

          4.24      Banks.

          Schedule 4.24 contains a complete and correct list of the names and locations of all banks in which Company or any Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.25, no person holds a power of attorney to act on behalf of the Company or any Subsidiary.

          4.25      No Misrepresentation.

          No representation or warranty of any Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by any Seller to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          4.26      Investment Intent.

          The Purchase Shares are being acquired hereunder by the Sellers for investment purposes only, for their own account, not as a nominee or agent and not with a view to the distribution thereof. The Sellers have no present intention to sell or otherwise dispose of the Purchase Shares and they will not do so except in compliance with the provisions of the Securities Act of 1933, as amended, and applicable law. The Sellers understand that the Purchase Shares acquired hereunder must be held by them indefinitely unless a subsequent disposition or transfer of any of said shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom. The Sellers further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Sellers) promulgated under the Securities Act of 1933, as amended, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts.

          4.27      Financial Advisors.

          Except as set forth on Schedule 4.27, no person or entity has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers or the Company in connection with the transactions contemplated by this Agreement and no person or entity is entitled to any fee or commission or like payment in respect thereof.

          4.28      Accreditation.

          Each Seller is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. The Sellers understand that the Purchase Shares are being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of, and the Sellers' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth herein in order to determine the availability of such exemptions and the eligibility of the Sellers to acquire the Purchase Shares.

          4.29      Investment Experience; Suitability.

          Each Seller is familiar with the type of risks inherent in the acquisition of securities such as the shares of the Purchaser and each Seller's financial position is such that the Seller can afford to retain its Purchase Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

                                   Article V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          5.1       Organization and Good Standing.

          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2       Authorization of Agreement.

          The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          5.3       Conflicts; Consents of Third Parties.

          (a) Neither of the execution and delivery by the Purchaser of this Agreement and of the Purchaser Documents, nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of the Purchaser and its subsidiaries, taken as a whole.

          (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

          5.4       Litigation.

          There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

          5.5       Investment Intention.

          The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          5.6       Financial Advisors.

          No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

          5.7       Taxes.

          (a) Except as set forth on Schedule 5.7, (A) all material tax returns required to be filed by or on behalf of the Purchaser have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such tax returns were true, complete and correct in all material respects; (B) all amounts shown on such tax returns (including interest and penalties) as due from the Purchaser have been fully and timely paid, and adequate reserves or accruals for taxes have been provided in Purchaser's balance sheet with respect to any period for which tax returns have not yet been filed or for which taxes are not yet due and owing; and (C) the Purchaser has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any tax matter is currently in force.

          (b) The Purchaser has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) Schedule 5.7 lists all material types of taxes paid and material types of tax returns filed by or on behalf of the Purchaser. Except as set forth on Schedule 5.7, no claim has been made by a taxing authority in a jurisdiction where the Purchaser does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

          (d) Except as set forth on Schedule 5.7, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the tax returns of or covering or including the Purchaser have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Purchaser received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

          (e) The Purchaser is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

          (f) There are no liens as a result of any unpaid taxes upon any of the assets of the Purchaser.

          5.8       Compliance with Laws; Permits.

          The Purchaser and its Subsidiaries are in compliance with all Laws applicable to the Purchaser and its Subsidiaries or to the conduct of the business or operations of the Purchaser and its Subsidiaries or the use of their respective properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Purchaser and each of its Subsidiaries has all governmental permits and approvals from state, federal or local authorities which are required for the Purchaser and each of its Subsidiaries to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          5.9       Environmental Matters.

          Except    as set forth on Schedule 5.9 hereto:

          (a) the operations of the Purchaser and each of its Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity ("Environmental Laws") and all permits issued pursuant to Environmental Laws or otherwise;

          (b) the Purchaser and each of its Subsidiaries has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

          (c) neither the Purchaser nor any of its Subsidiaries is the subject of any outstanding written order or Contract with any governmental authority, person or entity respecting Environmental Laws or any violation or potential violations thereof;

          (d) neither the Purchaser nor any of its Subsidiaries has received any written communication alleging either or both that the Purchaser or any of its Subsidiaries may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

          5.10      No Misrepresentation.

          No representation or warranty of the Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Purchaser to the Company or Sellers pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading

                                   Article VI
                                    COVENANTS

          6.1       Access to Information.

          The Sellers agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such examination of the books, records and financial condition of the Company and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Sellers shall cooperate, and shall cause the Company and its Subsidiaries to cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or the Seller Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and its Subsidiaries, the Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries to cooperate fully with such representatives in connection with such review and examination.

          6.2       Conduct of the Business Pending the Closing.

          (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Sellers shall, and shall cause the Company and its Subsidiaries to:

               (i) conduct the respective businesses of the Company and its Subsidiaries only in the ordinary course consistent with past practice;

               (ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and its Subsidiaries and (B) preserve its present relationship with persons and entities having business dealings with the Company and its Subsidiaries;

               (iii) maintain (A) all of the assets and properties of the Company and its Subsidiaries in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company and its Subsidiaries in such amounts and of such kinds com-parable to that in effect on the date of this Agreement;

               (iv) (A) maintain the books, accounts and records of the Company and its Subsidiaries in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company and its Subsidiaries; and

               (v) comply in all material respects with applicable laws.

          (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Sellers shall not, and shall cause the Company and its Subsidiaries not to:

               (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

               (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of its Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of its Subsidiaries;

               (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or any of its Subsidiaries;

               (iv) amend the certificate of incorporation or by-laws of the Company or any of its Subsidiaries;

               (v) (A) materially increase the annual level of compensation of any employee of the Company or any of its Subsidiaries, (B) increase the annual level of compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or any of its Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or any of its Subsidiaries is a party or involving a director, officer or employee of the Company or any of its Subsidiaries in his or her capacity as a director, officer or employee of the Company or any of its Subsidiaries;

               (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other person or entity;

               (vii) subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company or any of its Subsidiaries;

               (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries except, with respect to the items listed on Schedule 6.2(b)(viii) hereto, as previously consented to by the Purchaser;

               (ix) cancel or compromise any debt or claim or waive or release any material right of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice;

               (x) enter into any commitment for capital expenditures out of the ordinary course;

               (xi) permit the Company or any of its Subsidiaries to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

               (xii) permit the Company or any of its Subsidiaries to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other person or entity;

               (xiii) except for transfers of cash pursuant to normal cash management practices, permit the Company or any of its Subsidiaries to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, any Seller or any affiliate of any Seller; or

               (xiv) agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Sellers in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Effective Time.

          6.3       Consents.

          The Sellers shall use their best efforts, and the Purchaser shall cooperate with the Sellers, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement; provided, however, that neither the Sellers nor the Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

          6.4       Other Actions.

          Each of the Sellers and the  Purchaser  shall use its best  efforts to
(i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

          6.5       No Solicitation.

          The Sellers will not, and will not cause or permit the Company or any of the Company's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any person or entity, any information concerning the business, operations, properties or assets of the Company or any of its Subsidiaries in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Sellers will inform the Purchaser in writing immediately following the receipt by any Seller, the Company or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

          6.6       Preservation of Records.

          Subject to Section 9.4(e) hereof (relating to the preservation of Tax records), the Sellers and the Purchaser agree that each of them shall preserve and keep the records held by it relating to the business of the Company and its Subsidiaries for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Sellers or the Purchaser or any of their affiliates or in order to enable the Sellers or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

          6.7       Publicity.

          None of the Sellers nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Sellers, disclosure is otherwise required by applicable law or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

          6.8       Use of Name.

          The Sellers hereby agree that upon the consummation of the transactions contemplated hereby, the Purchaser and the Company shall have the sole right to the use of the name "Services Management Engineering," and the Sellers shall not, and shall not cause or permit any affiliate to, use such name or any variation or simulation thereof.

          6.9       Employment Agreements; Options.

          On or prior to the Closing Date, certain employees of the Company shall enter into employment or consulting agreements with the Company (the "Employment Agreements") substantially in the form attached hereto as Schedule 6.9(a). The Purchaser shall also offer employment to a majority of the Company's employees and the Company's current management shall use their reasonable best efforts to assist the Purchaser in employing such individuals. Employees of the Company, as determined by the mutual agreement of the Sellers and the Purchaser, shall be entitled to participate in the Purchaser's employee stock option plan or other equity incentive plan in consideration for canceling such employees' currently outstanding options or other equity incentive instruments.

          6.10      Board of Directors.

          The Board of Directors of the Company from and after the Closing Date shall consist of five (5) members, a majority of which shall be citizens of the United States. Sellers shall have the right from and after the Closing Date to appoint two (2) members to the Board of Directors of the Company, and such members shall serve as Directors at least until all payments have been made pursuant too Section 2.1(b), herein.

          6.11      Financial Statements.

          The Sellers shall cooperate with the Purchaser to provide all information required for the completion of audited financial statements of the Company to be prepared and delivered no later than 60 days from the Closing Date.

          6.12      Tax Election.

          At the sole discretion of the Purchaser, the Sellers agree to make a timely Internal Revenue Code Section 338(h)(10) election provided there is no additional tax liability for the Sellers due to this election.

          6.13      Operation  of  Business  of  the  Company   after   Closing.

          During the period beginning on the Closing Date and ending December 31, 2005 (the "Post-Closing Period"), Purchaser agrees to operate the Company as a wholly owned subsidiary of the Purchaser, and Purchaser shall provide the Company with $250,000 of operating capital. Purchaser further agrees that during the Post-Closing Period Purchaser will not cause the Company to incur any material additional operating expenses and capital expenses outside the ordinary course of business. In the event any of the Sellers or the Company's employees provide services to the Company during the Post-Closing Period, Purchaser and the Sellers shall negotiate in good faith the terms for any such services and such terms shall not be less favorable to Sellers or the Company's employees than would be available to independent third parties negotiating an arm's length transaction. The purpose and intent of this Section 6.13 is to ensure that Purchaser does not cause any adverse effect on the Company's ability to reach its EBITDA goals set forth in Section 2.1(b).

                                  Article VII
                              CONDITIONS TO CLOSING

          7.1       Conditions Precedent to Obligations of Purchaser.

          The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

          (a) all representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof;

          (b) all representations and warranties of the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

          (c) the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

          (d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by each Seller certifying as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

          (e) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

          (f) there shall not have been or occurred any Material Adverse Change;

          (g) the Sellers shall have obtained all consents and waivers referred to in Section 4.6 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents;

          (h) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or any of its Subsidiaries, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (i) the Employment Agreements shall have been executed by each Seller and the Company;

          (j) The Company's balance sheet as of the Closing Date shall reflect shareholders' equity (assets less liabilities) equal to or greater than $273,000. The Company's balance sheet as of the Closing Date must be determined in accordance with GAAP consistent with the Company's historical procedures. If the Company does not have shareholders' equity equal to or greater than $273,000 as of the Closing Date in accordance with this Section 7.1(j), the Initial Purchase Price shall be reduced by an amount equal to $273,000 minus the actual amount of the Company's shareholders' equity as of the Closing Date, determined in accordance with this Section 7.1 (j).

          7.2       Conditions Precedent to Obligations of the Sellers.

          The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable law):

          (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

          (b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

          (c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

          (d) the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c);

          (e) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or any of its Subsidiaries, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (f) the Employment Agreements shall have been executed by the Company and each employee described in Section 6.9;

          (g) appropriate actions shall have been taken to remove each Seller from any personal guarantees provided on behalf of the Company or indemnification shall have been provided for such guarantees which is acceptable in the sole discretion of the Sellers;

          (h) Sellers shall have appointed two members to Purchaser's Board of Directors and any documentation with Purchaser and/or its shareholders to insure the same will have been executed and delivered to Sellers; and

          (i) any and all actions necessary to retain top secret United States Government security clearance for the Company and/or its affiliates, subsidiaries or parent will have been taken and documentation of the same delivered to Sellers.

          (j) an executed term sheet or letter of intent evidencing the necessary financing for the transactions contemplated in this Agreement and any internal proformas related to post-transaction corporate performance, shall have been provided to Sellers at least thirty (30) days prior to the Closing.

                                  Article VIII
                            DOCUMENTS TO BE DELIVERED

          8.1       Documents to be Delivered by the Sellers.

          At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

          (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

          (b) the certificates referred to in Section 7.1(d) hereof;

          (c) copies of all consents and waivers referred to in Section 7.1(g) hereof;

          (d) Duly executed Employment Agreements referred to in Section 6.9 hereof;

          (e) written resignations of each of the directors of the Company;

          (f) certificates of good standing with respect to the Company and each Subsidiary issued by the Secretary of State of the State of incorporation of each, and for each state in which the Company or any Subsidiary is qualified to do business as a foreign corporation; and

          (g) such other documents as the Purchaser shall reasonably request.

          8.2 Documents to be Delivered by the Purchaser.

          At Closing (or within fifteen (15) business days after the Closing, as noted below) the Purchaser shall deliver to the Sellers the following:

          (a) The Initial Purchase Price;

          (b) stock certificates representing the Purchase Shares (within 15 business days of Closing);

          (c) the certificates and other documents referred to in Section 7.2 hereof; and

          (d) such other documents as the Sellers shall reasonably request.

                                   Article IX
                                 INDEMNIFICATION

          9.1       Indemnification.

          (a) Subject to Section 9.2 hereof, the Sellers hereby agree to jointly and severally indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless, to the limits set forth below, from and against:

               (i) any and all liabilities of the Company or any of its Subsidiaries of every kind, nature and description, absolute or contingent, existing as against the Company or any of its Subsidiaries prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for in the Balance Sheet or disclosed in the notes thereto or were incurred in the ordinary course of business between the Balance Sheet date and the Closing Date;

               (ii) subject to Section 10.3, any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Sellers set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Sellers pursuant to this Agreement, to be true and correct in all respects as of the date made;

               (iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Sellers under this Agreement;

               (iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

          (b) Subject to Section 9.2, Purchaser hereby agrees to indemnify and hold the Sellers and their respective affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

               (i) subject to Section 10.3, any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 5 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

               (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or arising from the ownership or operation of the Company from and after the Closing Date; and

               (iii) any and all Expenses incident to the foregoing.

          9.2       Limitations    on    Indemnification    for    Breaches   of
                    Representations and Warranties.

          An indemnifying party shall not have any liability under Section 9.1(a)(ii) or Section 9.1(b)(i) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct exceeds $15,000 (the "Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of $15,000 (the "Deductible"). Further, each Seller's liability under Section 9.1 shall be limited to the amount of and shall be in the same form (i.e., cash and/or Purchase Shares) of the Initial Purchase Price and the Additional Purchase Price received by that Seller. For purposes of this Section 9, the per share value of the Purchase Shares shall equal the average daily weighted volume average price of Purchaser's common stock for the fifteen (15) trading days prior to the date that any liability under this
Section 9.1 arises. In the event that the amount of liability under Section 9.1 exceeds the value of the Initial Purchase Price and the Additional Purchase Price as of the date that such liability arises, the Sellers shall fully satisfy such liability by returning the cash and Purchase Shares representing the Initial Purchase Price and Additional Purchase Price to Purchaser.

          9.3       Indemnification Procedures.

          (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 9.1 hereof (regardless of the Basket or the Deductible referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if,
(i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

          (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

          (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

          9.4       Tax Treatment of Indemnity Payments.

          The Sellers and the Purchaser agree to treat any indemnity payment made pursuant to this Article 9 as an adjustment to the Initial Purchase Price for federal, state, local and foreign income tax purposes.

                                   Article X
                                  MISCELLANEOUS

          10.1      Payment of Sales, Use or Similar Taxes.

          All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

          10.2      Survival of Representations and Warranties.

          The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto shall terminate unless within twenty-four (24) months after the Closing Date written notice of such claims is given to the Sellers or such actions are commenced.

          10.3      Expenses.

          Except as otherwise provided in this Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

          10.4      Specific Performance.

          The Sellers acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          10.5      Further Assurances.

          The Sellers and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          10.6      Submission to Jurisdiction; Consent to Service of Process.

          (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New Jersey over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.10.

          10.7      Entire Agreement; Amendments and Waivers.

          This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

          10.9      Table of Contents and Headings.

          The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

          10.10     Notices.

          All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

     (a) Purchaser:

                    Science Dynamics Corporation
                    7150 N. Park Drive, Suite 500
                    Pennsauken, New Jersey 08109
                    Attn:  Alan C. Bashforth
                    Phone:  (856) 910-1166
                    Facsimile: (856) 910-1811

                    Copy to:

                    Gregory Sichenzia, Esq
                    Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas
                    New York, New York 10018
                    Phone:  (212) 930-9700
                    Facsimile: (212) 930-9725

     (b) Sellers:

                    Herbert B. Quinn, Jr.
                    12100 Sunset Hills Road, Suite 330
                    Reston, VA 20190
                    Phone:  (703) 525-7500
                    Facsimile:  (703) 525-2840

                    [Addresses of other Sellers included in Exhibit A hereto]

                    Copy to:

                    Robert Horner, Esq.
                    4907 Lytfield Drive
                    Dublin, OH 43017
                    Phone:  (614) 717-9599

          10.11     Severability.

          If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

          10.12     Binding Effect; Assignment.

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser's rights to seek indemnification hereunder) to any affiliate of the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                            SCIENCE DYNAMICS CORPORATION


                                            By:  /s/ Alan Bashforth
                                                 ------------------
                                                     Alan Bashforth,
                                                     Chief Executive Officer

                                            SYSTEMS MANAGEMENT ENGINEERING, INC.


                                            By:  /s/ Herbert B. Quinn, Jr.
                                                 ------------------------
                                                     Herbert B. Quinn, Jr.
                                                     Chief Executive Officer

                                    EXHIBIT A
                             SELLER SIGNATURE PAGES


         IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



Signature of Seller: /s/ Herbert B. Quinn, Jr.
                     -------------------------
Print name:              Herbert B. Quinn, Jr.
No. of Shares
(Including Shares issuable upon exercise of options): 1,682,500
Address for Notice:        3157 North 19th Street
                           Arlington, Virginia 22201

         IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



Signature of Seller: /s/ Eric D. Zelsdorf
                     --------------------
Print name:              Eric D. Zelsdorf
No. of Shares
(Including Shares issuable upon exercise of options): 1,575,000
Address for Notice:        19778 Evergreen Mills Rd.
                           Leesburg, VA 20175

         IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



Signature of Seller: /s/ Elizabeth L. Quinn
                     ----------------------
Print name:              Elizabeth L. Quinn
No. of Shares
(Including Shares issuable upon exercise of options): 100,000
Address for Notice:        3157 North 19th Street
                           Arlington, Virginia 22201

         IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



Signature of Seller: /s/ Barbara Schipper
                     -------------------
Print name:              Barbara Schipper
No. of Shares
(Including Shares issuable upon exercise of options): 115,000
Address for Notice:        1645 Bentana Way
                           Reston, Virginia 20190-4906

         IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



Signature of Seller: /s/ Ellwood H. Witt, Jr.
                     ------------------------
Print name:              Ellwood H. Witt, Jr.
No. of Shares
(Including Shares issuable upon exercise of options): 350,000
Address for Notice:        10409 Towlston Road
                           Fairfax, Virginia 22030